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                                                                    Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statement File No. 333-66665 on Form S-8, Registration Statement File No. 333-01718 on Form S-8, Registration Statement File 333-23575 on Form S-3, and Registration Statement File No. 333-40167 on Form S-3


                                                             ARTHUR ANDERSEN LLP

Chicago, Illinois
April 1, 1999